Exhibit 99.1

                 For Immediate Release

Media Contact:	Investor Contacts:
Eric Boomhower	Bryan Hatchell	Betty Best
(803) 217-7701	(803) 217-7458	(803) 217-7587
eboomhower@scana.com	bhatchell@scana.com	bbest@scana.com

SCANA Reports Financial Results for First Quarter 2009

Columbia, SC, April 23, 2009...SCANA Corporation (NYSE: SCG) today reported consolidated earnings for the first quarter of 2009 of $114 million, or $.94 per share, compared to $109 million, or $.94 per share, for the first quarter of 2008.

“We are very pleased with our first quarter financial results,” said Jimmy Addison, senior vice president and chief financial officer. “Favorable weather and lower operating and maintenance expenses effectively offset several negative factors, including lower natural gas margins, lower industrial and off-system electric margins and dilution.”

FINANCIAL RESULTS BY MAJOR LINES OF BUSINESS

South Carolina Electric & Gas Company

South Carolina Electric & Gas Company (SCE&G), SCANA’s principal subsidiary, reported earnings in the first quarter of 2009 of $62 million, or $.51 per share, compared to $60 million, or $.51 per share, in the same quarter last year. These breakeven results are due primarily to lower operating and maintenance expenses and favorable weather in our electric service territory, which offset the negative impact of lower natural gas margins, lower industrial and off-system electric margins and dilution. At March 31, 2009, SCE&G was serving approximately 652,000 electric customers and approximately 309,000 natural gas customers, up 1.4 percent and 1.3 percent, respectively, from the same time last year.

PSNC Energy

PSNC Energy, SCANA’s retail natural gas subsidiary headquartered in Gastonia, North Carolina, reported earnings of $30 million, or $.25 per share, in the first quarter of 2009, compared to $28 million, or $.24 per share, in the first quarter of 2008. The slight improvement was driven by the implementation of new rates effective in November 2008. At March 31, 2009, PSNC Energy was serving approximately 469,000 natural gas customers, an increase of 1.8 percent over the last twelve months.

SCANA Energy

SCANA Energy, the Company’s retail natural gas marketing business in Georgia, reported earnings of $22 million, or $.18 per share, in the first quarter of 2009, compared to $22 million, or $.19 per share, in the first quarter of 2008. This decline in earnings per share is due primarily to dilution.  At March 31, 2009, SCANA Energy was serving approximately 465,000 customers in Georgia, maintaining its position as the second largest natural gas marketer in the state.

Carolina Gas Transmission

Carolina Gas Transmission Corporation reported earnings in the first quarter of 2009 of $2 million, or $.02 per share, unchanged compared to the first quarter of 2008.

Corporate and Other Non-Regulated

SCANA’s corporate and other businesses, which include SCANA Communications, ServiceCare, SCANA Energy Marketing and the holding company, reported a loss of $3 million, or $.02 per share in the first quarter of 2009, unchanged compared to the first quarter of 2008.

2009 EARNINGS OUTLOOK

The Company affirms its previous guidance that 2009 earnings will be in the range of $2.65 to $2.95 per share. This estimate assumes normal weather for the remainder of the year in the Company’s electric and natural gas service areas and excludes any potential impacts from changes in accounting principles and certain gains or losses from investing activities, litigation, and sales of assets. Other factors and risks that could impact future earnings are discussed in the Company’s filings with the Securities and Exchange Commission and below under the Safe Harbor Statement. The Company expects an average annual earnings growth rate of 4 to 6 percent over the next 3 to 5 years.

CONFERENCE CALL NOTICE

SCANA will host its quarterly conference call for security analysts at 2:00 p.m. Eastern Daylight Time on Thursday, April 23, 2009. The call-in numbers for the conference call are 1-866-543-6403 (US/Canada) and 1-617-213-8896 (International). The passcode is 45796252. Participants should call in 5 to 10 minutes prior to the scheduled start time. A replay of the conference call will be available approximately 2 hours after conclusion of the call through May 7, 2009. The telephone replay numbers are 1-888-286-8010 (US/Canada) and 1-617-801-6888 (International). The passcode for the telephone replay is 33570867.

All interested persons, including investors, media and the general public, may listen to a live web cast of the conference call at the Company’s web site at www.scana.com.  Participants should go to the web site at least 5 to 10 minutes prior to the call start time and follow the instructions. A replay of the conference call and a transcript will also be available on the Company’s web site approximately 2 hours after conclusion of the call through May 7, 2009.

PROFILE

SCANA Corporation, a Fortune 500 company headquartered in Columbia, SC, is an energy-based holding company principally engaged, through subsidiaries, in electric and natural gas utility operations and other energy-related businesses. The Company serves approximately 652,000 electric customers in South Carolina and more than 1.2 million natural gas customers in South Carolina, North Carolina and Georgia. Information about SCANA and its businesses is available on the Company’s web site at www.scana.com.

SAFE HARBOR STATEMENT

Statements included in this press release which are not statements of historical fact are intended to be, and are hereby identified as, “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements concerning key earnings drivers, customer growth, environmental regulations and expenditures, leverage ratio, projections for pension fund contributions, financing activities, access to sources of capital, impacts of the adoption of new accounting rules, estimated construction and other expenditures. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” or “continue” or the negative of these terms or other similar terminology. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: (1) the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment; (2)  regulatory actions, particularly changes in rate regulation and environmental regulations; (3) current and future litigation; (4) changes in the economy, especially in areas served by subsidiaries of SCANA Corporation (SCANA); (5) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial interruptible markets; (6) growth opportunities for SCANA’s regulated and diversified subsidiaries; (7) the results of short- and  long-term financing efforts, including future prospects for obtaining access to capital markets and other sources of liquidity; (8) changes in SCANA’s or its subsidiaries’ accounting rules and accounting policies; (9) the effects of weather, including drought, especially in areas where the Company’s generation and transmission facilities are located and in areas served by SCANA's subsidiaries; (10) payment by counterparties as and when due; (11) the results of efforts to license, site, construct and finance facilities for baseload electric generation; (12) the availability of fuels such as coal, natural gas and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; the level and volatility of future market prices for such fuels and purchased power; and the ability to recover the costs for such fuels and purchased power; (13) performance of SCANA’s pension plan assets; (14)  inflation; (15) compliance with regulations; and (16) the other risks and uncertainties described from time to time in the periodic reports filed by SCANA or South Carolina Electric & Gas Company (SCE&G) with the United States Securities and Exchange Commission (SEC).  The Company disclaims any obligation to update any forward-looking statements.

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FINANCIAL AND OPERATING INFORMATION
Condensed Consolidated Statements of Income (Millions, except per share amounts) (Unaudited)

	Quarter Ended March 31,
	2009	2008
Operating Revenues:
Electric	$497	$488
Gas-Regulated	422	482
Gas-Nonregulated	424	563
Total Operating Revenues	1,343	1,533

Operating Expenses:
Fuel Used in Electric Generation	185	177
Purchased Power	5	5
Gas Purchased for Resale - Regulated	275	337
Gas Purchased for Resale - Nonregulated	369	501
Other Operation and Maintenance	158	177
Depreciation and Amortization	83	80
Other Taxes	45	43
Total Operating Expenses	1,120	1,320

Operating Income	223	213

Other Income, Net	11	12

Interest Charges, Net	(58)	(53)
Income Tax Expense	(61)	(62)
Earnings from Equity Method Investments	1	1
Preferred Stock Cash Dividends of SCE&G	(2)	(2)

Net Income	$114	$109

Common Stock Data:
Wgt. Avg. Common Shares Outstanding	120.9	116.7
Basic & Diluted Reported Earnings Per Share	$.94	$.94

Condensed Consolidated Balance Sheets (Millions) (Unaudited)
	March 31,	December 31,
	2009	2008
ASSETS:
Utility Plant, Net	$8,433	$8,305
Nonutility Property and Investments, Net	331	316
Total Current Assets	1,693	1,836
Total Regulatory Assets and Deferred Debits	1,140	1,045
Total	$11,597	$11,502

CAPITALIZATION AND LIABILITIES:
Capitalization:
Common Equity	$3,235	$3,045
Preferred Stock	113	113
Long-Term Debt, Net	4,524	4,361
Total Capitalization	7,872	7,519
Current Liabilities:
Short-Term Borrowings	106	80
Current Portion of Long-Term Debt	50	144
Other	713	931
Total Current Liabilities	869	1,155
Total Regulatory Liabilities and Deferred Credits	2,856	2,828
Total	$11,597	$11,502

Variances in Earnings per Share: (Unaudited)
Quarter Ended March 31,

2008 Basic & Diluted Reported Earnings per Share	$.94

Variances:
Electric Margin	.00
Natural Gas Margin	(.03)
Operation & Maintenance Expense	.10
Depreciation	(.01)
Property Taxes	(.01)
Dilution	(.04)
Other	(.01)
Variance in Reported Earnings per Share	.00

2009 Basic & Diluted Reported Earnings per Share	$.94

Earnings per Share by Company: (Unaudited)
	Quarter Ended March 31,

	2009	2008
South Carolina Electric & Gas	$.51	$.51
PSNC Energy	.25	.24
SCANA Energy-Georgia	.18	.19
Carolina Gas Transmission	.02	.02
Corporate and Other Nonregulated, Net	(.02)	(.02)
Basic and Diluted Reported Earnings per Share	$.94	$.94

Consolidated Operating Statistics:
	Quarter Ended March 31,
	2009	2008	% Change
Electric Operations:

Sales (Million KWH):
Residential	1,939	1,816	6.8
Commercial	1,686	1,709	(1.3)
Industrial	1,266	1,553	(18.5)
Other	131	128	2.3
Total Retail Sales	5,022	5,206	(3.5)
Wholesale	460	634	(27.4)
Total Sales	5,482	5,840	(6.1)

Customers (Period-End, Thousands)	652	643	1.4

Natural Gas Operations:

Sales (Thousand Dekatherms):
Residential	33,256	32,255	3.1
Commercial	15,007	14,589	2.9
Industrial	38,002	40,825	(6.9)
Total Retail Sales	86,265	87,669	(1.6)
Sales for Resale	3,565	3,086	15.5
Transportation Volumes	38,722	41,309	(6.3)
Total Sales	128,552	132,064	(2.7)

Customers (Period-End, Thousands)	1,244	1,257	(1.0)

Security Credit Ratings (as of 04/23/09):
	Moody’s	Standard & Poor’s (1)	Fitch (2)
SCANA Corporation:
Senior Unsecured	Baa1	BBB	A-
Outlook	Stable	Stable	Negative

South Carolina Electric & Gas Company:
Senior Secured	A2	A-	A+
Senior Unsecured	A3	BBB+	A
Commercial Paper	P-2	A-2	F-2
Outlook	Stable	Stable	Negative

PSNC Energy:
Senior Unsecured	A3	BBB+	A
Commercial Paper	P-2	A-2	F-2
Outlook	Stable	Stable	Negative

South Carolina Fuel Company:
Commercial Paper	P-2	A-2	F-2
Note (1): On April 22, 2009, S&P downgraded SCANA and its rated subsidiaries one notch with the exception of
               SCE&G Senior Secured Debt (First Mortgage Bonds), short-term debt at SCANA, and short-term debt at its rated subsidiaries, which all remain the same. S&P also revised its long-term ratings Outlook from
               Negative to Stable.
Note (2): On August 4, 2008, Fitch affirmed its long-term ratings on SCANA, SCE&G, PSNC Energy and SCFC and revised all short-term ratings on SCANA and its rated subsidiaries to F-2.  Fitch also revised its long-
              term ratings Outlook from Stable to Negative.